Exhibit 99.1

WESTLAKE CHEMICAL DISCLOSES PROPOSAL TO ACQUIRE AXIALL CORPORATION

FOR $20.00 PER SHARE IN CASH AND STOCK

Axiall Board Summarily Rejected Proposal that Represented 108% Premium to Axiall Closing Share Price as of January 22, 2016

Proposal Provides Axiall Shareholders Immediate Cash Value and Better Growth Potential

Through Ownership in a Stronger Combined Company

Houston, Texas, January 29, 2016 – Westlake Chemical Corporation (NYSE: WLK) announced today that it has submitted a proposal to acquire all of the outstanding shares of Axiall Corporation (NYSE: AXLL) for $20.00 per share (comprised of $11.00 in cash and 0.1967 of a Westlake share, which represented a value of $9.00 based on Westlake’s closing price on January 22, 2016, the last trading day before Westlake made its proposal). The proposal, which has been summarily rejected by the Axiall Board, represented a significant premium of 108% to Axiall’s closing price of $9.60 on January 22, 2016. The total value of the proposed transaction is approximately $2.9 billion, including the assumption of certain Axiall liabilities, which include approximately $1.5 billion of debt outstanding as of September 30, 2015.

Albert Chao, Westlake’s President and Chief Executive Officer, said, “We are surprised and disappointed by Axiall’s summary rejection of our proposal, which provides Axiall shareholders with a significant premium and upside potential via their participation in the increased scale and synergies of the combined company. The combined company would be more diversified and have a stronger financial profile than Axiall, providing it with significant financial and operational flexibility, a greater ability to serve its customers, and improved ability to capitalize on future investment opportunities.

“We are confident that our proposed transaction represents the best way to maximize value for Axiall shareholders, but despite the attractiveness of our proposal, Axiall has rejected the proposal and refused to engage with us to discuss its merits. Instead, Axiall said it prefers to pursue a standalone strategic plan, but the market reaction to this plan does not suggest it will deliver anywhere near the value and upside of our proposal. In this challenging environment, we believe Axiall’s unwillingness to even discuss our compelling proposal exposes its shareholders to significant risk and uncertainty. Given this response, we feel we have no choice but to bring this proposal to the attention of Axiall shareholders.

“We urge the Axiall Board to act in the best interests of its shareholders by meeting with us to begin negotiating a transaction without delay,” Mr. Chao concluded.

Westlake has retained Deutsche Bank Securities Inc. and Goldman, Sachs & Co. as its financial advisors, Cleary Gottlieb Steen & Hamilton LLP as its legal counsel, MacKenzie Partners, Inc., and other advisors. For additional information about Westlake’s proposal, please visit www.WestlakeAxiall.AcquisitionProposal.com.

Below is the full text of a letter sent from Westlake to Axiall:

January 29, 2016

Board of Directors

Axiall Corporation

1000 Abernathy Road NE

Suite 1200

Atlanta GA, 30328

Attention: Mark L. Noetzel, Chairman of the Board

Dear Members of the Board:

We were surprised and disappointed by your summary rejection of our proposal to acquire Axiall for $20.00 per share (comprised of $11.00 in cash and 0.1967 of a Westlake share, which represented a value of $9.00 based on Westlake’s closing price on January 22, 2016, the last trading day before we made our proposal). The proposal represented a significant premium of 108% to Axiall’s closing price of $9.60 on January 22, 2016. Importantly, the proposed structure provides your shareholders with an immediate cash premium and the Westlake share component provides upside via participation in the increased scale and synergies of the combined company.

Less than three days after we provided our written proposal, your management informed us that you remain committed to the continued implementation of your current standalone strategic plan. The market reaction to your plan does not suggest investors believe it will deliver anywhere near the value and upside of our proposal. In this challenging environment, we believe your unwillingness to even discuss our compelling proposal exposes your shareholders to significant risk and uncertainty.

The combination of Westlake and Axiall would create a more efficient, diversified and competitive company, far better positioned to succeed and grow in this challenging environment. With Westlake’s Olefins business and a combined Westlake/Axiall Vinyls business, there would be an immediate opportunity to backward integrate into the ethylene market. The combined company would also benefit from Westlake’s European vinyls business (Vinnolit), which is a global leader in vinyl technology and specialty PVC resins.

The combined company would also have a stronger financial profile than Axiall, providing it with significant financial and operational flexibility, a greater ability to serve its customers, and improved ability to capitalize on future investment opportunities. Based on our proposed consideration mix and strong track record, we believe that the combined company will maintain an investment grade credit rating.

We have already completed extensive analysis and due diligence based on publicly available information. Accordingly, our remaining diligence requirements are limited, confirmatory in nature and capable of being completed on an accelerated timeframe. Our proposal is not subject to a financing contingency and the transaction would be subject only to customary closing conditions, including the receipt of necessary regulatory approvals, which we do not anticipate will present any issues. As an indication of our commitment, we have acquired approximately 4.4% of Axiall’s outstanding stock. We have retained Deutsche Bank Securities Inc. and Goldman, Sachs & Co. as our financial advisors and Cleary Gottlieb Steen & Hamilton LLP as our legal counsel. We stand ready to negotiate a definitive merger agreement in parallel with final due diligence.

As we made clear to your management, we would have preferred to engage in a private dialogue regarding our proposal and strongly believe that it is in all parties’ best interests to move forward with this transaction promptly. Unfortunately, given your rejection of our offer we feel we have no choice but to bring this proposal to the attention of your shareholders.

The proposed transaction is compelling from a strategic and financial point of view and we are confident that it will benefit each of our companies, our shareholders and our other constituencies. We value Axiall’s employees and look forward to working with them in the combined company. We wish to emphasize again that we believe this proposal is clearly superior to your standalone strategy.

We hope that, in the best interests of your shareholders, we can begin negotiating a transaction without delay.

Sincerely yours,

Albert Chao

President and Chief Executive Officer

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About Westlake Chemical Corporation

Westlake Chemical Corporation is an international manufacturer and supplier of petrochemicals, polymers and building products with headquarters in Houston, Texas. The company’s range of products includes: ethylene, polyethylene, styrene, propylene, caustic, VCM, PVC suspension and specialty resins and PVC building products including pipe and specialty components, windows, fence, deck and film. For more information, visit the company’s Web site at www.westlake.com.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding Westlake Chemical Corporation’s (“Westlake”) proposal to acquire Axiall Corporation (“Axiall”) (including financing of the proposed transaction and the benefits, results, effects and timing of a transaction), all statements regarding Westlake’s (and Westlake’s and Axiall’s combined) expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the use of forward-looking words, such as “may,” “will,” “could,” “would,” “should,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast,” “approximate,” “intend,” “upside,” and the like, or the use of future tense. Statements contained herein concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of Westlake (and the combined businesses of Westlake and Axiall), together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of Westlake based upon currently available information. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from Westlake’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Westlake is unable to predict or control, that may cause Westlake’s actual results, performance or plans with respect to Axiall to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in Westlake’s filings with the Securities and Exchange Commission (the “SEC”).

Risks and uncertainties related to the proposed business combination transaction include, but are not limited to: (i) the ultimate outcome of any possible transaction between Westlake and Axiall, including the possibility that Axiall will not accept a transaction with Westlake, (ii) the ultimate outcome and results of integrating the operations of Westlake and Axiall if a transaction is consummated, (iii) the ability to obtain regulatory approvals and meet other closing conditions to any possible transaction, including any necessary stockholder approvals, (iv) potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the proposed transaction, (v) competitive responses to the announcement or completion of the proposed transaction, costs and difficulties related to the integration of Axiall’s businesses and operations with Westlake’s businesses and operations, (vi) the inability to obtain, or delays in obtaining, cost savings and synergies from the proposed transaction, (vii) uncertainties as to whether the completion of the proposed transaction or any transaction will have the accretive effect on Westlake’s earnings or cash flows that it expects, (viii) unexpected costs, liabilities, charges or expenses resulting from the proposed transaction, (ix) litigation relating to the proposed transaction, (x) the inability to retain key personnel, and (xi) any changes in general economic and/or industry-specific conditions.

In addition to the factors set forth above, other factors that may affect Westlake’s plans, results or stock price are set forth in Westlake’s Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K. Many of these factors are beyond Westlake’s control. Westlake cautions investors that any forward-looking statements made by Westlake are not guarantees of future performance. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

Additional Information

This communication relates to a proposal which Westlake has made for a business combination transaction with Axiall. In furtherance of this proposal and subject to future developments, Westlake (and, if a negotiated transaction is agreed, Axiall) may file one or more registration statements, proxy statements, tender offer statements, prospectuses or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, tender offer statement, prospectus or other document Westlake and/or Axiall may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF WESTLAKE AND AXIALL ARE URGED TO READ THE PROXY STATEMENT(S), REGISTRATION STATEMENT(S), TENDER OFFER STATEMENT(S), PROSPECTUS(ES) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any definitive proxy statement(s) or prospectus(es) (if and when available) will be mailed to stockholders of Westlake and Axiall, as applicable. Investors and security holders will be able to obtain copies of these documents (if and when available) as well as other filings containing information about Westlake and Axiall, without charge, at the SEC’s website, http://www.sec.gov. Those documents, when filed, as well as Westlake’s other public filings with the SEC, may be obtained without charge at Westlake’s website at http://www.westlake.com.

Participants in Solicitation

Westlake and its directors, executive officers and certain other members of management and employees may be deemed to be participants in any solicitation with respect to the proposed transaction under the rules of the SEC. You can find information about Westlake’s executive officers and directors in Westlake’s definitive proxy statement filed with the SEC on April 1, 2015. You can obtain free copies of these documents from Westlake using the contact information above. Investors may obtain additional information regarding the interest of such participants by reading any proxy statement/prospectus regarding the proposed transaction when it becomes available.

This document shall not constitute an offer to sell, buy or exchange or the solicitation of an offer to sell, buy or exchange any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Contacts

Media Inquiries:

Sard Verbinnen & Co

Jim Barron / Robin Weinberg, 212-687-8080

jbarron@sardverb.com / rweinberg@sardverb.com

or

Investor Inquiries:

Westlake Chemical Corp.

Steve Bender, 713-960-9111

or

MacKenzie Partners

Dan Burch / Charlie Koons, 212-929-5708

dburch@mackenziepartners.com / ckoons@mackenziepartners.com